As filed with the Securities and Exchange Commission on July 15, 2016

Registration No. 333-199232

Registration No. 333-202820

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-199232

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-202820

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GlobeImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1353925
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1450 Infinite Drive

Louisville, CO 80027

(Address of principal executive offices)

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plans)

Timothy C. Rodell, M.D.

Chief Executive Officer and President

GlobeImmune, Inc.

1450 Infinite Drive

Louisville, CO 80027

(303) 625-2700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brent D. Fassett

Francis R. Wheeler

Matthew P. Dubofsky

Cooley LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

Tel: (720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

GlobeImmune, Inc. (the “Registrant”) is filing these Post-Effective Amendments to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable by the Registrant pursuant to its 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan previously registered by the Registrant pursuant to the following registration statements:

•	Registration Statement on Form S-8 (File No. 333-199232), filed with the Securities and Exchange Commission on October 9, 2014; and

•	Registration Statement on Form S-8 (File No. 333-202820), filed with the Securities and Exchange Commission on March 17, 2015 (collectively, the “Registration Statements”).

The Registrant has terminated all offerings of its Common Stock pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offering, the Registrant hereby removes from registration all of such securities of the Registrant registered but which remain unsold and unissued under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on July 15, 2016.

GlobeImmune, Inc.

By:	/s/ Timothy C. Rodell
Timothy C. Rodell, M.D. Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, as amended, these Post-Effective Amendments to the Registration Statements have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy C. Rodell Timothy C. Rodell, M.D.	Chief Executive Officer, President, and Director (Principal Executive Officer)	July 15, 2016

/s/ C. Jeffrey Dekker C. Jeffrey Dekker	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	July 15, 2016

* J. William Freytag, Ph.D.	Chairman of the Board of Directors and Director	July 15, 2016

* Augustine J. Lawlor	Director	July 15, 2016

* Dan J. Mitchell	Director	July 15, 2016

* S. Edward Torres	Director	July 15, 2016

*By:	/s/ Timothy C. Rodell
Timothy C. Rodell Attorney-in-Fact